UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA

In re ECO2 PLASTICS, INC., a Delaware corporation Tax ID No. 31-1705310 Debtor.	Case No. 09-33702-DM Chapter 11 Date: April 16, 2010 Time: 11:00 a.m. Place: Courtroom 22 United States Bankruptcy Court 235 Pine Street, San Francisco, CA

NOTICE OF HEARING ON DISCLOSURE STATEMENT FOR THE
ECO2 PLASTICS, INC. CHAPTER 11 PLAN DATED MARCH 11, 2010

PLEASE TAKE NOTICE that ECO2 Plastics, Inc., (“ECO2”), a Delaware corporation, Debtor and Debtor-in-Possession, filed the above-captioned Chapter 11 case on November 24, 2009 (the “Chapter 11Case”) and has filed a Disclosure Statement for the ECO2 Plastics, Inc. Chapter 11 Plan dated March 11, 2010 (the “Disclosure Statement”).

NOTICE IS HEREBY GIVEN THAT:

1. Pursuant to an Order Shortening Time and Limiting Notice, a hearing to consider the approval of the Disclosure Statement, shall be held on April 16, 2010, specially set for 11:00 a.m., in
Courtroom 22 of the United States Bankruptcy Court, 235 Pine Street, San Francisco, California 94104, before the Honorable Dennis Montali, United States Bankruptcy Judge.

2. Requests for copies of the Disclosure Statement and the ECO2 Chapter 11 Plan (the “Plan”)
must be in writing and mailed, sent via facsimile, or via email to Wendel, Rosen, Black & Dean LLP,
Chapter 11 Counsel for ECO2, Attention: Deborah J. Sleeth, 1111 Broadway, 24th Floor, Oakland,
California 94607, facsimile: (510) 834-1928; dsleeth@wendel.com.

3. Objections to the Disclosure Statement must be in writing, be filed with the Court, and be served on the persons listed below by not later than April 12, 2010.

Penn Ayers Butler                                                                                      Minnie Loo
Wendel, Rosen, Black & Dean LLP                                                         Office of the United States Trustee
1111 Broadway, 24th Floor                                                                        235 Pine Street, Suite 700
Oakland, CA 94607                                                                                     San Francisco, CA 94104-3401
Counsel for Debtor                                                                                    U.S. Trial Attorney

Clifford W. Stevens
Neumiller & Beardslee, LLP
Post Office Box 20
Stockton, CA 95201-3020
Counsel for Unsecured Creditors’ Committee

PLEASE TAKE FURTHER NOTICE that, the proposed ECO2 Chapter 11 Plan Dated March 11, 2010, provides for all existing publicly traded and other equity interests to be cancelled and terminated upon the occurrence of the Plan Effective Date.

Dated: March 12, 2010                                                                         WENDEL, ROSEN, BLACK & DEAN, LLP

/s/ Penn Ayers Butler
Penn Ayers Butler
Attorneys for Debtor
ECO2 Plastics, Inc.